Exhibit 99.1

NEWS RELEASE

Contacts: Brian Feldott
Director, Investor Relations
Newpark Resources, Inc.
bfeldott@newpark.com 281-362-6800

FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES CREDIT FACILITY AMENDMENT

THE WOODLANDS, TX – MARCH 10, 2015 – Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into a Third Amended and Restated Credit Agreement (“Credit Agreement”), which amends and restates the company’s previous credit agreement and increases the revolving loan facility from $125 million to $200 million, while holding borrowing rates and fee terms consistent with the previous credit facility. The Credit Agreement also extends the term of the credit facility through March 2020, conditional upon the satisfactory settlement of our outstanding $172 million in Convertible Senior Notes that mature in October 2017. In the event that our Convertible Senior Notes are not satisfied through redemption, conversion, or refinancing, the credit facility term will expire in July 2017. The Credit Agreement also includes an accordion feature, allowing for the potential expansion of the revolving facility up to a maximum of $325 million. The bank group participating in the facility includes JP Morgan, Bank of America, Wells Fargo, Comerica, Bank of Texas, and Credit Suisse.

Gregg Piontek, Newpark's Vice President and Chief Financial Officer, stated, "We are pleased to have the support of our bank group with this amendment to our credit facility. By expanding the size of the facility and extending the term, the Credit Agreement provides us greater flexibility to execute our strategy and maximize value for our shareholders."

For further information regarding the Credit Agreement, please refer to the Company’s Current Report on Form 8-K, filed March 10, 2015 and the copy of the Credit Agreement filed as an exhibit to such Current Report.

Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2014, as well as others, could cause results to differ materially from those stated. These risk factors include, but are not limited to, our customer concentration and cyclical nature of our industry, operating hazards inherent in the oil and natural gas industry, our international operations, the cost and continued availability of borrowed funds, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, the impact of restrictions on offshore drilling activity, our market competition, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, and the impact of severe weather, particularly in the U.S. Gulf Coast. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.